Exhibit No. 99.1
[WORKSTREAM LOGO]


                  WORKSTREAM INC. TO PRESENT AT ROTH CONFERENCE


Ottawa, ON. - August 24, 2004 - Workstream Inc.,(TM) (NASDAQ: WSTM), a provider of Enterprise Workforce Management software, announced today that Michael Mullarkey, Chairman and CEO, will present an overview of the company's business at the Roth Capital Partners New York Conference on September 14, 2004 at 2:00p.m. at the St. Regis hotel in New York City.

ABOUT WORKSTREAM:

Workstream Inc. (NASDAQ: WSTM) is a provider of hosted Enterprise Workforce Management software and professional services to the Global 2000. Workstream's products provide Recruitment, Performance, Compensation and Rewards Management for employees and corporations. Workstream was named to the Deloitte & Touche Fast 500 list of the fastest growing software companies for 2003. Through its 12 offices and 200 dedicated human resource employees across North America, Workstream services customers such as BearingPoint, Chevron, Eli Lilly Canada, The Gap, Home Depot, Kaiser Permanente, KPMG Canada, Motorola, Nike, Nordstrom, Samsung, Sony Music Canada, VISA, Watson Wyatt, and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

ABOUT ROTH CAPITAL PARTNERS, LLC:

With corporate headquarters in Newport Beach, California and offices in strategic locations in the Western United States, Roth Capital Partners, LLC is a full service investment bank serving corporate, and institutional clients throughout the world. Offering a wide array of investment banking services including: initial public offerings, follow-ons, PIPES, private placements, mergers and acquisitions, investment research, and institutional sales and trading, the firm is perhaps best known for finding, funding and fostering the growth of emerging companies. Visit the Roth Capital Partners website at www.rothcp.com.


CONTACT:
Workstream Inc:
Tammie Brown
613-270-0619
Tammie.brown@workstream.com

Cameron Associates:
Peter Seltzberg
212-245-8800
Peter@cameronassoc.com